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                                                                     Exhibit 5.1

                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                           Denver, Colorado 80202-5638



                                  May 24, 2001


Connetics Corporation
3400 West Bayshore Road
Palo Alto, CA  94303

     RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of 250,000 shares reserved for issuance under your International Stock Incentive Plan (collectively, the "Shares" and the "Plan").

     In connection therewith, we have reviewed such Registration Statement, your filings with the Securities and Exchange Commission, certain corporate records, documents, instruments and certificates of public officials taken in connection with the adoption of the Plan and the authorization of the issuance of the Shares, and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

     We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied upon the accuracy, as to matters of fact, of your officers. We have relied on your records and have assumed the accuracy and completeness thereof.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the Plan and pursuant to the agreement that accompanies each grant under the Plan, will be validly issued, fully paid and nonassessable.

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     We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/  Morrison & Foerster LLP